UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 05, 2006 (Date of earliest event reported)
Eden Bioscience Corporation (Exact name of registrant as specified in its charter)

WA (State or other jurisdiction of incorporation)	0-31499 (Commission File Number)	91-1649604 (IRS Employer Identification Number)

11816 North Creek Parkway N. Bothell, WA (Address of principal executive offices)		98011-8201 (Zip Code)
425-806-7300 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 5, 2006, Eden Bioscience Corporation received a Nasdaq Staff Deficiency Letter from the Nasdaq Stock Market notifying us that the closing price per share of our common stock was below the $1.00 minimum bid price for 30 consecutive trading days and that, as a result, we no longer meet The Nasdaq Capital Market's minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4). Nasdaq has provided us with 180 calendar days, or until March 5, 2007, to regain compliance. To regain compliance with the minimum bid price requirement, the closing bid price of our common stock must remain above $1.00 for a minimum of ten consecutive trading days. If we do not regain compliance by March 5, 2007, and we are not eligible for an additional 180-day compliance period, our common stock will be delisted from The Nasdaq Capital Market. Eden Bioscience management and Board of Directors are considering various alternatives to address this issue.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Eden Bioscience Corporation dated September 06, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 05, 2006	EDEN BIOSCIENCE CORPORATION By: /s/ Bradley S. Powell Bradley S. Powell Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Eden Bioscience Corporation dated September 05, 2006